Yum! Brands Reports First-Quarter EPS Growth of 21%, or $0.76 Per Share, Excluding Special Items;
Strong Sales and Operating Profit Growth Across All Divisions;
Raises Full-Year 2012 EPS Growth Forecast to at least 12%, Excluding Special Items

Louisville, KY (April 18, 2012) - Yum! Brands Inc. (NYSE: YUM) today reported results for the first quarter ended March 24, 2012 including EPS of $0.76, excluding Special Items. Reported EPS for the quarter was $0.96.

FIRST QUARTER HIGHLIGHTS

•	Worldwide operating profit grew 15%, prior to foreign currency translation, including 14% in China, 9% at Yum! Restaurants International (YRI) and 27% in the U.S.

•	Worldwide system sales grew 7%, prior to foreign currency translation, including 28% in China, 8% at YRI and 1% in the U.S.
○
The 2011 fourth-quarter divestiture of Long John Silver's (LJS) and A&W All-American Restaurants (A&W) negatively impacted worldwide system sales growth by 2 percentage points, including an impact of 5 percentage points to the U.S. and 1 percentage point to YRI.

•	Same-store sales grew 14% in China, 5% at YRI and 5% in the U.S.

•	China new unit development set a first-quarter record with 168 new restaurants. Total international development was 297 new restaurants.

•	Worldwide restaurant margin increased 1.2 percentage points to 18.6%.

•	Foreign currency translation positively impacted operating profit by $8 million.

•
On February 1, 2012, we acquired a controlling interest in Little Sheep Group, Ltd., the leading hot-pot casual-dining concept based in China. Little Sheep operating results for February through April will be included in our second quarter results.

Full-year EPS growth forecast raised to at least 12%, or at least $3.22, excluding Special Items.

	First Quarter
	2012	2011	% Change
EPS Excluding Special Items	$0.76	$0.63	21%
Special Items Gain/(Loss)[1]	$0.20	$(0.09)	NM
EPS	$0.96	$0.54	76%
1 See Reconciliation of Non-GAAP Measurements to GAAP Results for further detail of the Special
Items. Special Items for 2012 are primarily related to the Little Sheep acquisition gain, U.S.
refranchising gains and Pizza Hut UK impairment.

Note: All comparisons are versus the same period a year ago and exclude Special Items unless noted.

Yum! Brands, Inc. 1900 Colonel Sanders Lane Louisville, KY 40213
Tel 502 874-8006 Fax 502 874-2410 Web Site www.yum.com/investors

David C. Novak, Chairman and CEO, said, “I am pleased to report each of our divisions produced impressive sales and profit results, driving 21% first-quarter EPS growth. Given the strength of our first-quarter results, we are raising our full-year EPS growth forecast to at least 12%, excluding Special Items.

Our China business continues to fire on all cylinders, and our category-leading brands are as strong as ever. China system sales grew 28% as we opened 168 new restaurants and delivered same-store sales growth of 14%; operating profit grew 14%, prior to foreign currency translation. Yum! Restaurants International continues to generate consistent growth as system sales grew 8% and we opened 123 new units in 41 countries. Same-store sales growth of 5% was led by an 8% increase in emerging markets at YRI, driving 9% operating profit growth, prior to foreign currency translation. Yum! Restaurants India, our newest division, grew system sales 34% and we expect to open 100 new restaurants this year. Overall for the first quarter, we opened 250 new restaurants in high-growth emerging markets. We believe our new unit potential in emerging markets is the best in the restaurant industry and we're still on the ground floor of growth.

While we realize there is much work to do, we are optimistic we will dramatically improve our U.S. brand positions, consistency and returns. We are pleased with our first-quarter performance in the United States, with same-store sales growth of 5%, led by Taco Bell, and operating profit growth of 27%.

In summary, we're off to a strong start to the year in each of our businesses. These results give us even more confidence that we will continue our track record of double-digit annual EPS growth.”

CHINA DIVISION

	First Quarter
			% Change
	2012	2011	Reported	Ex F/X
System Sales Growth			+34	+28
Same-Store Sales Growth (%)	+14	+13	NM	NM
Restaurant Margin (%)	23.6	25.1	(1.5)	(1.5)
Operating Profit ($MM)	256	215	+19	+14

•
China Division system sales increased 28%, prior to foreign currency translation. Same-store sales increased 14%, driven by a 9% increase in same-store transactions. Our same-store sales growth was 13% at KFC and 18% at Pizza Hut Casual Dining.

•	China opened a first-quarter record of 168 new units.

China Units	Q1 2012	% Change[2]
Traditional Restaurants[1]	4,649	+17
KFC	3,819	+15
Pizza Hut Casual Dining	662	+25
1    Total includes Pizza Hut Home Service and East Dawning units and excludes Little Sheep units
2    Annual Rate of Change

•	Restaurant margin decreased 1.5 percentage points to 23.6%, driven primarily by wage rate inflation of 17%. Commodity inflation was 10%.

•	Foreign currency translation positively impacted operating profit by $11 million.

•
Leap year added an extra day in the quarter and resulted in an additional $5 million of operating profit. This was offset by $6 million of non-recurring expense related to the acquisition of Little Sheep.

YUM! RESTAURANTS INTERNATIONAL

	First Quarter[3]
			% Change
	2012	2011	Reported	Ex F/X
Traditional Restaurants[1]	14,021	13,636	+3	NA
System Sales Growth			+6	+8
Restaurant Margin (%)	12.2	12.8	(0.6)	(0.6)
Franchise & License Fees ($MM)	199	186	+7	+9
Operating Profit ($MM)[2]	168	158	+7	+9
Operating Margin (%)	23.7	24.1	(0.4)	(0.3)

1
During the fourth quarter of 2011, we sold the LJS and A&W brands. As a result, 341 LJS and A&W restaurants have been removed from the 2011 unit balance. LJS and A&W results remain in all other 2011 financial numbers.

2	The 2011 divestiture of LJS and A&W had a negligible impact on operating profit.
3	Results for all periods exclude the India Division. India is now a standalone segment and reported separately.

•	YRI Division system sales increased 8%, prior to foreign currency translation.
	○	Emerging markets system sales grew 13%, driven by 8% same-store sales growth and 6% unit growth.
	○	Developed markets system sales grew 4%, driven by 2% same-store sales growth.

•	YRI opened 123 new units in 41 countries.
	○	For the quarter, 76 new units were opened in emerging markets.
	○	Our franchise partners opened 91% of all new units.

•	Restaurant margin decreased 0.6 percentage points. This was primarily driven by declines in KFC UK, Pizza Hut Korea and increased costs associated with last year's flooding in Thailand.

YRI MARKETS[1]	System Sales Ex F/X
	Percent of YRI[2]	First Quarter Growth (%)
Franchise
Asia (ex Japan)	16%	+11
Japan	11%	(2)
Latin America	11%	+9
Middle East	8%	+19
Continental Europe	7%	+8
Canada	6%	Even

Combined Company / Franchise
UK	12%	+6
Australia / New Zealand	12%	Even
Thailand	2%	+4
Korea	1%	+2

Key Growth
Africa	6%	+14
France	4%	+22
Germany / Netherlands	2%	+15
Russia	2%	+47

1    See website www.yum.com under tab "Investors" for a list of the countries within each of the YRI markets.
2    Percentage of Total YRI System Sales for Full Year 2011.

U.S. DIVISION

	First Quarter
	2012	2011	% Change
Same-Store Sales Growth (%)	+5	(1)	NM
Restaurant Margin (%)	14.4	10.7	3.7
Franchise and License Fees ($MM)	178	172	+4
Operating Profit ($MM)	158	123	+27
Operating Margin (%)	19.7	14.5	5.2

•	U.S. Division same-store sales increased 5%, including growth of 6% at Taco Bell, 5% at Pizza Hut and 2% at KFC.

•	Restaurant margin increased 3.7 percentage points, driven by increased pricing and transaction growth.

•	The 2011 fourth-quarter divestiture of LJS and A&W negatively impacted revenue 1% and franchise and license fees 5%. The operating profit impact was negligible.

YUM! RESTAURANTS INDIA

•	India Division system sales increased 34%, prior to foreign currency translation. The system sales increase was driven by new unit development and same-store sales growth of 8%.

•	India Division reports on a monthly calendar, with two months in the first quarter, three months in the second and third quarters, and four months in the fourth quarter.

India Units	Q1 2012	% Change[1]
Traditional Restaurants[2]	471	+31
KFC	208	+41
Pizza Hut Casual Dining	166	+6
Pizza Hut Home Service	94	+74
1 Annual rate of change
2 Total includes 3 Taco Bell units

OWNERSHIP / SPECIAL ITEMS UPDATE

•
In the U.S., we refranchised 126 units for proceeds of $96 million, primarily related to Taco Bell. We recorded pre-tax gains of $45 million related to these transactions in Special Items. Currently, our company ownership is 13% in the U.S. Over the next two years we plan to reduce company ownership in Taco Bell from 22% to about 16%. Our target for Pizza Hut and KFC is about 5% company ownership.

•	In 2011, we decided to sell our Pizza Hut UK dine-in business. Based on our latest estimates of proceeds, we recorded a non-cash pre-tax charge in Special Items of $20 million.

•
As required by U.S. GAAP, upon our acquisition of a controlling interest in Little Sheep, we adjusted our previously owned 27% interest up to fair value resulting in a $74 million non-cash gain in Special Items.

OTHER ITEMS UPDATE

•	Shares repurchased at an average price of $64 totaled $78 million for 1.2 million shares.

CONFERENCE CALL
Yum! Brands Inc. will host a conference call to review the company's financial performance and strategies at 9:15 a.m. Eastern Time Thursday, April 19, 2012. The number is 877/815-2029 for U.S. callers and 706/645-9271 for international callers.

The call will be available for playback beginning at noon Eastern Time Thursday, April 19, through midnight Thursday, May 3, 2012. To access the playback, dial 855/859-2056 in the United States and 404/537-3406 internationally. The playback pass code is 64974638.

The webcast and the playback can be accessed via the internet by visiting Yum! Brands' Web site, www.yum.com/investors and selecting “Q1 2012 Earnings Conference Call” under “Investment Events.” A podcast will be available within 24 hours.

ADDITIONAL INFORMATION ONLINE
Quarter end dates for each division, restaurant-count details, and definitions of terms are available online at www.yum.com under “Investors”.

This announcement, any related announcements and the related webcast may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. Our forward-looking statements are subject to risks and uncertainties, which may cause actual results to differ materially from those projected. Factors that can cause our actual results to differ materially include, but are not limited to: food borne-illness or food safety issues; economic and political conditions in the countries where we operate; currency exchange and interest rates; commodity, labor and other operating costs; our ability to secure and maintain distribution and adequate supply to our restaurants; the effectiveness of our operating initiatives and marketing; the success of our strategies for refranchising and international development; the continued viability and success of our franchise and license operators; publicity that may impact our business and/or industry; pending or future legal claims; the impact of any widespread illness; our effective tax rates; our actuarially determined casualty loss estimates; government regulations; accounting policies and practices; and competition, consumer preferences or perceptions. You should consult our filings with the Securities and Exchange Commission (including the information set forth under the captions “Risk Factors” and “Forward-Looking Statements” in our Annual Report on Form 10-K) for additional detail about factors that could affect our financial and other results. Forward-looking statements are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. You should not place undue reliance on forward-looking statements, which speak only as of the date hereof. We are not undertaking to update any of these statements.

Yum! Brands, Inc., based in Louisville, Kentucky, is the world's largest restaurant company in terms of system restaurants with over 37,000 restaurants in more than 120 countries and territories. Yum! is ranked #214 on the Fortune 500 List and generated revenues of more than $12 billion in 2011. The Company's restaurant brands - KFC, Pizza Hut and Taco Bell - are the global leaders of the chicken, pizza and Mexican-style food categories. Outside the United States, the Yum! Brands system opened approximately four new restaurants each day of the year, making it a leader in international retail development.

Analysts are invited to contact
Tim Jerzyk, Senior Vice President Investor Relations, at 888/298-6986
Steve Schmitt, Director Investor Relations, at 888/298-6986
Members of the media are invited to contact
Amy Sherwood, Vice President Public Relations, at 502/874-8200

YUM! Brands, Inc.
Condensed Consolidated Summary of Results
(amounts in millions, except per share amounts)
(unaudited)

	Quarter		% Change
	3/24/12	3/19/11	B/(W)

Company sales	$2,344	$2,051	14
Franchise and license fees and income	399	374	7
Total revenues	2,743	2,425	13

Company restaurant expenses, net
Food and paper	767	662	(16)
Payroll and employee benefits	513	461	(11)
Occupancy and other operating expenses	624	568	(10)
Company restaurant expenses	1,904	1,691	(13)

General and administrative expenses	272	255	(7)
Franchise and license expenses	26	30	15
Closures and impairment (income) expenses	1	69	98
Refranchising (gain) loss	(26)	(2)	NM
Other (income) expense	(79)	(19)	NM
Total costs and expenses, net	2,098	2,024	(4)

Operating Profit	645	401	61
Interest expense, net	37	43	14
Income before income taxes	608	358	70
Income tax provision	147	91	(62)
Net income - including noncontrolling interests	461	267	72
Net income - noncontrolling interests	3	3	3
Net income - YUM! Brands, Inc.	$458	$264	73

Effective tax rate	24.1%	25.2%	1.1 ppts.

Effective tax rate before special items	27.5%	27.1%	(0.4 ppts.)

Basic EPS Data
EPS	$0.99	$0.56	76
Average shares outstanding	465	473	2

Diluted EPS Data
EPS	$0.96	$0.54	76
Average shares outstanding	478	486	2

Dividends declared per common share	$0.285	$—

See accompanying notes.

 Percentages may not recompute due to rounding.

YUM! Brands, Inc.
CHINA DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter		% Change
	3/24/12	3/19/11	B/(W)

Company sales	$1,199	$893	34
Franchise and license fees and income	19	13	40
Total revenues	1,218	906	34

Company restaurant expenses, net
Food and paper	413	309	(34)
Payroll and employee benefits	188	123	(53)
Occupancy and other operating expenses	316	237	(33)
	917	669	(37)
General and administrative expenses	48	37	(28)
Franchise and license expenses	1	—	NM
Closures and impairment (income) expenses	1	—	NM
Other (income) expense	(5)	(15)	(67)
	962	691	(39)
Operating Profit	$256	$215	19

Company sales	100.0%	100.0%
Food and paper	34.4	34.6	0.2 ppts.
Payroll and employee benefits	15.7	13.8	(1.9 ppts.)
Occupancy and other operating expenses	26.3	26.5	0.2 ppts.
Restaurant margin	23.6%	25.1%	(1.5 ppts.)

Operating margin	21.0%	23.7%	(2.7 ppts.)

See accompanying notes.

Percentages may not recompute due to rounding.

YUM! Brands, Inc.
YUM! RESTAURANTS INTERNATIONAL DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter		% Change
	3/24/12	3/19/11	B/(W)

Company sales	$509	$467	9
Franchise and license fees and income	199	186	7
Total revenues	708	653	9

Company restaurant expenses, net
Food and paper	167	144	(16)
Payroll and employee benefits	130	121	(8)
Occupancy and other operating expenses	150	142	(6)
	447	407	(10)
General and administrative expenses	82	76	(8)
Franchise and license expenses	10	10	(2)
Closures and impairment (income) expenses	1	2	47
Other (income) expense	—	—	—
	540	495	(9)
Operating Profit	$168	$158	7

Company sales	100.0%	100.0%
Food and paper	32.8	31.0	(1.8 ppts.)
Payroll and employee benefits	25.5	25.8	0.3 ppts.
Occupancy and other operating expenses	29.5	30.4	0.9 ppts.
Restaurant margin	12.2%	12.8%	(0.6 ppts.)

Operating margin	23.7%	24.1%	(0.4 ppts.)

See accompanying notes.

Percentages may not recompute due to rounding.

YUM! Brands, Inc.
UNITED STATES DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter		% Change
	3/24/12	3/19/11	B/(W)

Company sales	$622	$681	(9)
Franchise and license fees and income	178	172	4
Total revenues	800	853	(6)

Company restaurant expenses, net
Food and paper	182	205	11
Payroll and employee benefits	193	216	10
Occupancy and other operating expenses	157	188	17
	532	609	13
General and administrative expenses	96	101	4
Franchise and license expenses	15	19	28
Closures and impairment (income) expenses	(1)	1	NM
Other (income) expense	—	—	—
	642	730	12
Operating Profit	$158	$123	27

Company sales	100.0%	100.0%
Food and paper	29.2	30.0	0.8 ppts.
Payroll and employee benefits	31.1	31.7	0.6 ppts.
Occupancy and other operating expenses	25.3	27.6	2.3 ppts.
	14.4%	10.7%	3.7 ppts.

Operating margin	19.7%	14.5%	5.2 ppts.

See accompanying notes.

Percentages may not recompute due to rounding.

YUM! Brands, Inc.
Condensed Consolidated Balance Sheets
(amounts in millions)

	(unaudited)
	3/24/12	12/31/11
ASSETS
Current Assets
Cash and cash equivalents	$1,099	$1,198
Accounts and notes receivable, less allowance: $23 in 2012 and $22 in 2011	341	286
Inventories	291	273
Prepaid expenses and other current assets	427	338
Deferred income taxes	128	112
Advertising cooperative assets, restricted	139	114
Total Current Assets	2,425	2,321

Property, plant and equipment, net of accumulated depreciation and amortization of $3,233 in
2012 and $3,225 in 2011	4,041	4,042
Goodwill	962	681
Intangible assets, net	811	299
Investments in unconsolidated affiliates	33	167
Restricted cash	—	300
Other assets	531	475
Deferred income taxes	540	549
Total Assets	$9,343	$8,834

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Accounts payable and other current liabilities	$1,752	$1,874
Income taxes payable	181	142
Short-term borrowings	319	320
Advertising cooperative liabilities	139	114
Total Current Liabilities	2,391	2,450

Long-term debt	3,006	2,997
Other liabilities and deferred credits	1,667	1,471
Total Liabilities	7,064	6,918

Shareholders' Equity
Common stock, no par value, 750 shares authorized; 460 shares issued in 2012 and 2011	5	18
Retained earnings	2,362	2,052
Accumulated other comprehensive income (loss)	(225)	(247)
Total Shareholders' Equity - YUM! Brands, Inc.	2,142	1,823
Noncontrolling interests	137	93
Total Shareholders' Equity	2,279	1,916
Total Liabilities and Shareholders' Equity	$9,343	$8,834
 See accompanying notes.

YUM! Brands, Inc.
Condensed Consolidated Statements of Cash Flows
(amounts in millions)
(unaudited)

	Quarter
	3/24/12	3/19/11
Cash Flows - Operating Activities
Net income - including noncontrolling interests	$461	$267
Depreciation and amortization	138	123
Closures and impairment (income) expenses	1	69
Refranchising (gain) loss	(26)	(2)
Contributions to defined benefit pension plans	(8)	(3)
Gain upon acquisition of Little Sheep	(74)	—
Deferred income taxes	(4)	(60)
Equity income from investments in unconsolidated affiliates	(13)	(16)
Excess tax benefit from share-based compensation	(28)	(8)
Share-based compensation expense	11	13
Changes in accounts and notes receivable	29	11
Changes in inventories	27	34
Changes in prepaid expenses and other current assets	(15)	(25)
Changes in accounts payable and other current liabilities	(124)	(14)
Changes in income taxes payable	70	85
Other, net	39	34
Net Cash Provided by Operating Activities	484	508

Cash Flows - Investing Activities
Capital spending	(184)	(173)
Proceeds from refranchising of restaurants	102	14
Acquisitions	(540)	(1)
Sales of property, plant and equipment	4	—
Decrease in restricted cash	300	—
Increase in short-term investments	(79)	—
Other, net	(5)	4
Net Cash Used in Investing Activities	(402)	(156)

Cash Flows - Financing Activities
Proceeds from long-term debt	—	—
Repayments of long-term debt	(3)	(4)
Revolving credit facilities, three months or less, net	—	—
Short-term borrowings	—	—
Repurchase shares of Common Stock	(78)	(152)
Excess tax benefit from share-based compensation	28	8
Employee stock option proceeds	16	9
Dividends paid on Common Stock	(131)	(118)
Other, net	(20)	(4)
Net Cash Used in Financing Activities	(188)	(261)
Effect of Exchange Rate on Cash and Cash Equivalents	7	12
Net Increase (Decrease) in Cash and Cash Equivalents	(99)	103
Cash and Cash Equivalents - Beginning of Year	$1,198	$1,426
Cash and Cash Equivalents - End of Year	$1,099	$1,529
See accompanying notes.

Reconciliation of Non-GAAP Measurements to GAAP Results
(amounts in millions, except per share amounts)
(unaudited)

In addition to the results provided in accordance with U.S. Generally Accepted Accounting Principles ("GAAP") throughout this document, the Company has provided non-GAAP measurements which present operating results in 2012 and 2011 on a basis before Special Items.  Included in Special Items are the U.S. refranchising gain (loss), the gain on the acquisition of Little Sheep, the loss associated with the planned refranchising of the Pizza Hut UK business and the losses and other costs relating to our decision to divest the Long John Silver's ("LJS") and A&W All-American Food Restaurants ("A&W") brands. These amounts are described in (d), (e), (f) and (g) in the accompanying notes. Other Special Items include the depreciation reductions from KFC U.S. and Pizza Hut UK restaurants impaired upon our decision and/or offer to refranchise that remained Company stores for some or all of the periods presented and charges relating to U.S. General and Administrative ("G&A") productivity initiatives and realignment of resources.

The Company uses earnings before Special Items as a key performance measure of results of operations for the purpose of evaluating performance internally and Special Items are not included in any of our segment results.  This non-GAAP measurement is not intended to replace the presentation of our financial results in accordance with GAAP.  Rather, the Company believes that the presentation of earnings before Special Items provides additional information to investors to facilitate the comparison of past and present operations, excluding items in 2012 and 2011 that the Company does not believe are indicative of our ongoing operations due to their size and/or nature.

	Quarter
	3/24/12	3/19/11
Detail of Special Items
U.S. Refranchising gain (loss)(d)	$45	$1
Gain upon acquisition of Little Sheep(e)	74	—
Loss associated with the planned refranchising of the Pizza Hut UK business(f)	(21)	—
Losses and other costs relating to the LJS and A&W divestitures(g)	—	(68)
Other Special Items	3	2
Total Special Items Income (Expense)	101	(65)
Tax Benefit (Expense) on Special Items	(7)	24
Special Items Income (Expense), net of tax	$94	$(41)
Average diluted shares outstanding	478	486
Special Items diluted EPS	$0.20	$(0.09)

Reconciliation of Operating Profit Before Special Items to Reported Operating Profit
Operating Profit Before Special Items	$544	$466
Special Items Income (Expense)	101	(65)
Reported Operating Profit	$645	$401

Reconciliation of EPS Before Special Items to Reported EPS
Diluted EPS Before Special Items	$0.76	$0.63
Special Items EPS	0.20	(0.09)
Reported EPS	$0.96	$0.54

Reconciliation of Effective Tax Rate Before Special Items to Reported Effective Tax Rate
Effective Tax Rate Before Special Items	27.5%	27.1%
Impact on Tax Rate as a result of Special Items	(3.4)%	(1.9)%
Reported Effective Tax Rate	24.1%	25.2%

YUM! Brands, Inc.
Segment Results
(amounts in millions)
(unaudited)

Quarter Ended 3/24/12	China	YRI	United States	India	Corporate and Unallocated	Consolidated
Total revenues	$1,218	$708	$800	$17	$—	$2,743

Company restaurant expenses	917	447	532	12	(4)	1,904
General and administrative expenses	48	82	96	4	42	272
Franchise and license expenses	1	10	15	—	—	26
Closures and impairment (income) expenses	1	1	(1)	—	—	1
Refranchising (gain) loss	—	—	—	—	(26)	(26)
Other (income) expense	(5)	—	—	—	(74)	(79)
	962	540	642	16	(62)	2,098
Operating Profit (loss)	$256	$168	$158	$1	$62	$645

Quarter Ended 3/19/11	China	YRI	United States	India	Corporate and Unallocated	Consolidated
Total revenues	$906	$653	$853	$13	$—	$2,425

Company restaurant expenses	669	407	609	9	(3)	1,691
General and administrative expenses	37	76	101	3	38	255
Franchise and license expenses	—	10	19	1	—	30
Closures and impairment (income) expenses	—	2	1	—	66	69
Refranchising (gain) loss	—	—	—	—	(2)	(2)
Other (income) expense	(15)	—	—	—	(4)	(19)
	691	495	730	13	95	2,024
Operating Profit (loss)	$215	$158	$123	$—	$(95)	$401

The above tables reconcile segment information, which is based on management responsibility, with our Condensed Consolidated Summary of Results.  Corporate and unallocated expenses comprise items that are not allocated to segments for performance reporting purposes.

The Corporate and Unallocated column in the above tables includes, among other amounts, all amounts that we have deemed Special Items. See Reconciliation of Non-GAAP Measurements to GAAP Results.

Notes to the Condensed Consolidated Summary of Results, Condensed Consolidated Balance Sheets
and Condensed Consolidated Statements of Cash Flows
(amounts in millions, except per share amounts)
(unaudited)

(a)	Amounts presented as of and for the quarter ended March 24, 2012 are preliminary.

(b)
Other (income) expense for the China Division primarily consists of equity income from investments in unconsolidated affiliates. The quarter ended March 24, 2012 also includes costs related to the acquisition of Little Sheep Group Limited ("Little Sheep") (see note (e) for further explanation).

(c)
Beginning the first quarter of 2012, our India Division is being reported as a standalone reporting segment separate from YRI as a result of changes to our management reporting structure. While our consolidated results are not impacted, our historical segment information has been restated to be consistent with the current period presentation. This new segment also includes the franchise businesses in the neighboring countries of Bangladesh, Mauritius, Nepal and Sri Lanka.

(d)
As part of our plan to transform our U.S. business we took several measures ("the U.S. business transformation measures") in 2012 and 2011 which includes the continuation of our U.S. refranchising, potentially reducing our Company ownership in the U.S. to about 8%, including a reduction of Taco Bell Company ownership from 23% to 16%.  During the quarter ended March 24, 2012, we recorded gains of $45 million related to refranchising in the U.S., primarily at Taco Bell. We have traditionally not allocated refranchising (gains) losses for segment reporting purposes.  Additionally, U.S. refranchising (gains) losses have been reflected as Special Items for certain performance measures (see accompanying reconciliation to reported results).

(e)
On February 1, 2012 we acquired an additional 66% interest in Little Sheep for $540 million, net of cash acquired of $44 million, increasing our ownership to 93%.  The acquisition was driven by our strategy to build leading brands across China in every significant category.  Prior to our acquisition of this additional interest, our 27% interest in Little Sheep was accounted for under the equity method of accounting.  As a result of the acquisition we obtained voting control of Little Sheep, and thus we began consolidating Little Sheep upon acquisition.  As required by GAAP, we remeasured our previously held 27% ownership in Little Sheep, which had a recorded value of $107 million at the date of acquisition, at fair value and recognized a non-cash gain of $74 million.  This gain, which resulted in no related income tax expense, was recorded in Other (income) expense on our Condensed Consolidated Statement of Income during the quarter ended March 24, 2012 and was not allocated to any segment for performance reporting purposes (see accompanying reconciliation to reported results).

Other than the $74 million gain discussed above, for the quarter ended March 24, 2012, the consolidation of Little Sheep did not impact Operating Profit or Net Income - YUM! Brands, Inc. While we have not yet completed our allocation of the purchase price, our Condensed Consolidated Balance Sheet at March 24, 2012 reflects the consolidation of this entity using preliminary amounts, including $283 million of goodwill and $521 million of other intangible assets. Also, we released from escrow $300 million of cash that was deemed restricted prior to our acquisition of Little Sheep.

(f)
In 2011, we decided to sell our Pizza Hut UK dine-in business. Based on bids we received from prospective buyers in 2012, we recorded a non cash pre-tax impairment charge of $20 million to Refranchising (gain) loss to adjust the carrying amount of the asset group to its fair value. We had previously recorded a $74 million non cash pre-tax impairment charge to Refranchising (gain) loss to reduce the carrying amount of the asset group to its then estimated fair value upon our initial decision to sell the Pizza Hut dine-in business in the quarter ended September 3, 2011. Upon the ultimate sale of the restaurants, we could also be required to record a charge for the fair value of any guarantee of future leases we assign to a franchisee depending on the form of the transaction. This charge was not allocated to any segment for performance reporting purposes and was reflected as a Special Item for certain performance measures (see accompanying reconciliation to reported results).

(g)
During the quarter ended March 19, 2011, we decided to sell the LJS and A&W brands resulting in a pre-tax non-cash write down of the brands' intangible assets totaling $66 million and other charges relating to the planned sale totaling $2 million. Neither the write-down nor the other charges were allocated to any segment for performance reporting purposes and both were reflected as a Special Item for certain performance measures (see accompanying reconciliation to reported results). The LJS and A&W brands were sold in the fourth quarter of 2011.